UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2023

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2023, Enzo Biochem, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the holders of 38,292,209 (78.59%) shares of the Company’s common stock entitled to vote were represented in person or by proxy constituting a quorum.

At the Annual Meeting, shareholders:

●	Elected Hamid Erfanian, Bradley L. Radoff, and Mary Tagliaferri, M.D. to the Company’s board of directors to hold office for a term ending as of the Company’s 2023 annual meeting of shareholders, and until each such director’s successor is elected and qualified (“Election of Directors”);

●	Did not approve the compensation of the Company’s Named Executive Officers (the “Advisory Proposal”), which was a nonbinding advisory vote; and

●	Ratified the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2023 (the “Auditor Proposal”).

The specific votes were as follows:

1.	The Election of Directors:
VOTES*
NOMINEE	FOR	AGAINST	WITHHELD
Hamid Erfanian	23,899,175	5,738,279	165,195
Bradley L. Radoff	19,226,911	10,508,478	67,260
Mary Tagliaferri, M.D.	19,143,515	10,586,199	72,935

*	There were 8,489,560 broker non-votes on this matter.

2.	The Advisory Proposal:

VOTES*

FOR	AGAINST	ABSTAIN
8,347,247	21,015,079	440,323

*	There were 8,489,560 broker non-votes on this matter.

3.	The Auditor Proposal:

VOTES*

FOR	AGAINST	ABSTAIN
33,442,305	4,743,809	106,095

*	There were 0 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: February 3, 2023	By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer